SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]   Confidential, for Use of the
                                              Commission  Only (as  permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ELXSI CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction  applies: NA
     (2) Aggregate  number of securities to which  transaction  applies:  NA
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
     (4) Proposed maximum aggregate value of transaction: NA
     (5) Total fee paid: NA
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid: NA
                  (2) Form, Schedule or Registration Statement No.: NA
                  (3) Filing Party: NA
                  (4) Date Filed: NA

                                ELXSI CORPORATION
                         3600 RIO VISTA AVENUE, SUITE A
                             ORLANDO, FLORIDA 32805

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELXSI Corporation, a Delaware corporation (the "Company"), will be held in the private dining area of the Company's Bickford's Family Restaurant located at 325 Montvale Avenue, Woburn, Massachusetts 01801, on Wednesday, May 16, 2001, at 9:00 a.m. (local time), for the following purposes:

         1.       To elect a Board of Directors.

         2.       To approve the ELXSI Corporation 2001 Incentive Stock Option
                  Plan.

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

         4. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

         Common stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting. A complete list of such stockholders is open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at the Bickford's Family Restaurant location specified above. Stockholders can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed form of Proxy. Of course, you may also vote your shares by marking your vote on the enclosed form of Proxy, signing it and dating it, and mailing it in the enclosed envelope.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is enclosed herewith.

                                         By Order of the Board of Directors,


                                         David M. Doolittle, Secretary

Dated: April 16, 2001



         YOU ARE URGED TO VOTE YOUR SHARES BY USING THE INTERNET, BY TELEPHONE, OR BY FILLING IN, SIGNING, DATING AND MAILING THE ENCLOSED FORM OF PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. IF YOUR PROXY IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT VOTING OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                ELXSI CORPORATION
                         3600 RIO VISTA AVENUE, SUITE A
                             ORLANDO, FLORIDA 32805


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001

                                                                  April 16, 2001

To the Stockholders:

         This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of ELXSI Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Company's Bickford's Family Restaurant located at 325 Montvale Avenue, Woburn, Massachusetts 01801, in the private dining area, on Wednesday, May 16, 2001, at 9:00 a.m. (local time), and at any subsequent time which may be made necessary by the adjournment thereof.

         If you were a holder of record of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at the close of business on March 30, 2001, you are entitled to vote at the meeting, and your presence is desired. If, however, you cannot be present in person, a form of Proxy (Proxy card) is enclosed, which the Board of Directors of the Company requests that you execute and return (or otherwise vote) as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery to the Secretary of the Company of a duly executed written statement to that effect or of a later-dated Proxy.

         The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the form of Proxy, and the Annual Report on Form 10-K. The Company has engaged Continental Stock Transfer & Trust Company to assist the Company in the distribution and solicitation of Proxies and has agreed to pay Continental Stock Transfer & Trust Company a fee of $3,000 plus expenses for its services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), in sending Proxies and proxy materials to the beneficial owners of the Common Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, E-mail, facsimile or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

         At the close of business on March 30, 2001, 4,028,151 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the enclosed form of Proxy are first being mailed to the stockholders of the Company on or about April 16, 2001.

                            PROXIES AND VOTE REQUIRED

         The persons named in the accompanying form of Proxy intend to vote Proxies FOR the election of the nominees for director named herein, except to the extent authority to vote for any such nominee is withheld. In the event that any nominee at the time of election shall be unable to serve, for good cause is unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence thereof another individual shall be nominated, the persons named in the accompanying form of Proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on the substitute for such nominee. The persons named in the accompanying form of Proxy also intend to vote Proxies FOR the approval of the ELXSI Corporation 2001 Incentive Stock Option Plan (Proposal No. 2 herein) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants (Proposal No. 3 herein), unless (in each case) contrary voting instructions are indicated on such Proxies.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for a quorum. If a quorum is present, those nominees for director receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to stockholders at the meeting, including Proposal Nos. 2 and 3, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes with respect to Proposal No. 2 or 3 will have the effect of a vote against such Proposal.

         Shares of Common Stock held by brokers and other stockholder nominees are sometimes voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner, or has discretionary authority, to vote on a particular matter or matters (such as the election of directors and appointment of accountants) but is not instructed, and does not have such authority, to vote on others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but will have no effect upon the outcome of the vote on any matter as to which they are "non-voted."


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The Board of Directors of the Company currently consists of five individuals, each of whom has been nominated for election at the meeting. Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified, or until their resignation, removal or death or otherwise as provided in the Bylaws of the Company. The names of the five directors of the Company, and certain information regarding the Common Stock holdings of each such individual, of the two non-director executive officers of the Company who are named in the "Executive Compensation" section hereinbelow and of the executive officers and directors of the Company as a group, based on information which such persons have furnished to the Company, are set forth below.

                                                         COMMON STOCK OF THE
                                                     COMPANY BENEFICIALLY OWNED
                                                       AS OF MARCH 30, 2001(1)
                                                      --------------------------
                                        DIRECTOR     NUMBER OF          PERCENT
NAME                                     SINCE        SHARES            OF CLASS
----                                     -----        ------            --------
Farrokh K. Kavarana...................    1989         64,100(2)           1.6%
Kevin P. Lynch........................    1989        138,947              3.3%
Alexander M. Milley...................    1989      2,299,014(3)          52.7%
Robert C. Shaw........................    1989         93,978              2.3%
Denis M. O'Donnell....................    1996         47,400              1.2%
Daniel E. Bloodwell...................     N/A         11,258              0.3%
David M. Doolittle....................     N/A        111,900              2.7%
All executive officers and
     directors as a group (7 persons)               2,766,597(2)(3)       57.8%

---------------

(1) Numbers and percents in the table and footnotes are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"). Each of the named persons and group has sole voting and dispositive power with respect to the shares shown, except as otherwise indicated. Includes shares issuable upon exercise of stock options granted by the Company that are exercisable currently or within 60 days, as follows: Farrokh K. Kavarana: 62,500 shares; Kevin P.
         Lynch: 135,750 shares; Alexander M. Milley: 215,000 shares; Robert C.
         Shaw: 82,500 shares; Denis M. O'Donnell: 32,500 shares; Daniel E.
         Bloodwell: 2,663 shares; David M. Doolittle: 108,500 shares; and all executive officers and directors as a group: 639,413 shares. Excludes shares issuable upon exercise of stock options granted by the Company that become exercisable in more than 60 days, as follows: Kevin P.
         Lynch: 9,850 shares; Daniel E. Bloodwell: 3,413 shares; David M.
         Doolittle: 19,000 shares; and all executive officers and directors as a group: 32,263 shares.

(2) Excludes an aggregate of 325,940 shares of Common Stock held by Aggel Enterprises, Ltd. and certain affiliated entities. Mr. Kavarana is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. See "Security Ownership of Certain Beneficial Owners." Also excludes 3,334 shares of Common Stock issuable upon exercise of stock options held by Tata International AG, with which Mr. Kavarana is affiliated. Mr. Kavarana disclaims beneficial ownership of all of the foregoing shares.

(3) Consists entirely of: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member; (ii) 246,505 shares held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and an indirect controlling shareholder; (iii) 590,200 shares held by ELX Limited Partnership, of which Mr. Milley is the sole general partner;
         (iv) 228,200 shares held by Azimuth Corporation, of which Mr. Milley is the Chairman, President and a controlling stockholder; (v) 788,000 shares held by Peter R. Kellogg or other "Kellogg Persons" party to the Kellogg Standstill Agreement (see "Certain Transactions - Rights Agreement Amendment; Kellogg Standstill Agreement"), over which Mr. Milley has sole voting power but no dispositive power; and (vi) shares issuable upon exercise of stock options granted by the Company to Mr. Milley as indicated in footnote 1 above. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are deemed not to be beneficially owned by Mr. Milley.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain biographical information regarding the directors and executive officers of the Company, some of whom hold positions with the Company's wholly-owned subsidiary, ELXSI ("ELXSI"), ELXSI's Bickford's Family Restaurants Division ("Bickford's") and/or ELXSI's Cues Division ("Cues"). Each individual's biographical information was furnished by him to the Company.

NAME                           AGE       POSITION
----                           ---       --------

Alexander M. Milley(1)(2)      48        Chairman, President and Chief Executive
                                         Officer of the Company and ELXSI,
                                         President and Chief Executive Officer
                                         of Cues

Farrokh K. Kavarana(2)(3)      56        Director

Kevin P. Lynch(1)              42        Director, Vice President of the Company
                                         and ELXSI

Denis M. O'Donnell(2)(3)       47        Director

Robert C. Shaw(1)(3)           48        Director, Vice President of the Company

David M. Doolittle             39        Chief Financial Officer of the Company,
                                         Vice President, Treasurer and Secretary
                                         of the Company and ELXSI

Daniel E. Bloodwell            50        Vice President of ELXSI, President of
                                         Bickford's
---------------------------
(1)      Member of the Executive Committee
(2)      Member of the Compensation Committee
(3)      Member of the Audit Committee

         Alexander M. Milley became Chairman of the Board of Directors and Chief Executive Officer of the Company on September 25, 1989 and was elected President of the Company in August 1990. He serves in the same positions for ELXSI and is also President and Chief Executive Officer of Cues. Mr. Milley is the founder, President, sole director and majority shareholder of Milley Management Incorporated ("MMI"), a private investment and management consulting firm. Mr. Milley is also the President of Cadmus Corporation ("Cadmus"), another private investment and management consulting firm that is the former owner of Cues and with which ELXSI has a management agreement. See "Certain Transactions - Management Agreement." From August 1985 to May 1986, Mr. Milley was Chairman of Neoax, Inc., now an environmental services company known as Envirosource, Inc. and then a diversified custom vehicle and precision metal manufacturing company. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of The Dyson-Kissner-Moran Corporation, a private investment company. Mr. Milley is also a director of Ampersand Medical Corporation ("Ampersand"), which develops cost-effective, laboratory-based and point-of-care screening systems to assist in the early detection of cervical, gastrointestinal and other cancers, and Chairman of the Board of Azimuth Corporation ("Azimuth"). Azimuth is a distributor of specialty fuses and aerospace fasteners; it also designs, manufacturers and provides management services for high-end trade show exhibits and the role-out of modular retail/commercial environments. Cadmus and Azimuth are significant stockholders of the Company. See "Security Ownership of Certain Beneficial Owners."

         Farrokh K. Kavarana became a director of the Company on September 25, 1989. Since 1994 he has been an Executive Director of the Tata Engineering and Locomotive Company, Limited (TELCO), a member of the Tata Group of India. Prior to that he had been Vice-Chairman and Managing Director of Tata International AG, an international holding company, which owns the Tata Group's overseas holdings and investments. Mr. Kavarana is a director of numerous non-U.S. companies, including Tata Industries Ltd., Tata Sons Ltd. of India, Tata International AG, Switzerland, and Tata Technologies, Ptc. Ltd., Singapore (formerly Tata-ELXSI). Mr. Kavarana is affiliated with the Tata Group, whose overseas affiliates are controlling shareholders of Aggel Enterprises, Ltd., an investment holding company. See "Security Ownership of Certain Beneficial Owners."

         Kevin P. Lynch became a director of the Company on September 25, 1989 and has served as Vice President of the Company since September 24, 1991 and Vice President of ELXSI since June 25, 1991. He has served as a Vice President of MMI since September 1988 and of Cadmus since January 1994. See "Certain Transactions - Management Agreement." From October 1986 until September 1988, Mr. Lynch was a Corporate Development executive at Macmillan, Inc.

         Denis M. O'Donnell became a director of the Company on May 23, 1996. Since 1997, he has been Managing Director of Seaside Advisors, L.L.P., an investment fund specializing in small capitalization private placements. Since 1998, Mr. O'Donnell has been a director of Novavax, Inc., a company engaged in the development of pharmaceutical products. Prior thereto, he was a Senior Advisor to Novavax from 1997 and its President from 1995 to 1997. Since 1998 Mr. O'Donnell has been a director of Ampersand, and since 1999 Mr. O'Donnell has been a director of Columbia Laboratories, Inc., a pharmaceutical company.

         Robert C. Shaw became Vice President and a director of the Company on September 25, 1989 and Executive Vice President on December 19, 1989. He also served as Treasurer of the Company from September 1989 to January 1990. Mr. Shaw has been a Vice President of MMI since March 1989, an officer and/or director of Azimuth and/or certain subsidiaries thereof since November 1990, a director of Cadmus since January 1992 and a director of Ampersand since November 1989. See "Certain Transactions - Management Agreement." Prior to March 1989, he was Vice President of Berkeley Softworks Incorporated ("Berkeley") from September 1987 until March 1989. From January 1987 until September 1987 he was Vice President, and from July 1985 until January 1987 he was Director of Finance and Operations, of Ansa Software Incorporated ("Ansa"). Berkeley and Ansa developed and produced personal computer software.

         David M. Doolittle has served as Vice President and Controller of the Company and ELXSI since June 1991. Mr. Doolittle was elected Chief Financial Officer, Treasurer and Secretary of the Company and ELXSI in September 1999. He has been Director and Vice President of Cadmus since December 1992, Vice President of MMI since July 1995 and Vice President, Treasurer and Assistant Secretary of Azimuth and certain of its subsidiaries since September 1999. Since February 1996, Mr. Doolittle has served as Vice President of Finance for Cues. From November 1987 to May 1991, Mr. Doolittle was an accountant at Grant Thornton, a certified public accounting firm.

         Daniel E. Bloodwell became a Vice President of ELXSI on September 24, 1991, and has served as President of Bickford's since July 1, 1991. From July 1987 to June 1991 Mr. Bloodwell was Vice President of Operations for Marriott Family Restaurants Inc., which then owned the Bickford's operations. From July 1985 to June 1987, Mr. Bloodwell was Vice President of Operations of Sizzler Restaurants, Inc.

COMMITTEES; BOARD AND COMMITTEE MEETINGS

Board Meetings and Committees

         During the year ended December 31, 2000 the Board of Directors of the Company met six times. All directors attended all of the meetings.

         From time to time the Board of Directors is asked to consider and vote upon matters which may present a conflict of interest for certain members. It is the Company's practice to not disqualify any Board member from voting with respect to such matters. In bringing conflict-of-interest (as well as other) matters before the Board, management generally seeks to secure the unanimous approval of directors; such unanimous approval has been obtained on virtually all matters heretofore voted upon by present Board members.

         The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee, whose members are elected each year by the entire Board.

Executive Committee

         The Executive Committee's function is to act in place of the Board between meetings of the full Board. During the year ended December 31, 2000 the Executive Committee did not meet. The members of the Committee are Messrs. Milley, Lynch and Shaw.

Compensation Committee

         The Compensation Committee's function is to administer the Company's stock option and other compensation plans and to act upon such other compensation matters as may be referred to it by the Board. The current members of the Committee are Messrs. Milley, Kavarana and O'Donnell. During the year ended December 31, 2000, the Compensation Committee met one time.

Audit Committee; Charter and Independence

         The Audit Committee oversees the Company's internal accounting procedures and consults with, and reviews the reports of, the Company's independent accountants. Throughout 2000 the Audit Committee comprised Messrs. Kavarana, Lynch and O'Donnell. During the year ended December 31, 2000, the Audit Committee met one time. At such meeting, the Company's auditors presented a report to the Audit Committee indicating (among other things) there were no irregularities involving the Company's accounting.

         The National Association of Securities Dealers, Inc. ("NASD") has promulgated Nasdaq Marketplace Rules requiring that listed companies adopt written audit committee charters and that they have audit committees of at least three members, comprised solely of "independent directors" as defined under their Rule 4200(a)(15). In June 2000 the Board of Directors of the Company adopted an Audit Committee Charter, a copy of which is reprinted at Annex A hereto. In response to the referenced NASD independent director rule, in March 2000 the Board of Directors elected Mr. Shaw to replace Mr. Lynch as a member of its Audit Committee. The current members of the Audit Committee are Messrs. Kavarana, O'Donnell and Shaw, and the Company believes that each is independent within the meaning of NASD Rule 4200(a)(15).

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (the "Relevant Audited Statements") with management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from these independent auditors the written disclosures and the letter required by Independence Standards Board Standard No.
1. The Audit Committee has reviewed the materials received from PricewaterhouseCoopers LLP and has met with their representatives to discuss the independence of PricewaterhouseCoopers LLP.

         Based on the Audit Committee's review and discussions as aforesaid, the Audit Committee has recommended to the Board of Directors of the Company that the Relevant Audited Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                               THE Audit COMMITTEE
                                               Farrokh K. Kavarana
                                               Denis M. O'Donnell
                                               Robert C. Shaw

COMPENSATION OF DIRECTORS

Cash Compensation

         Since 1989 the directors of the Company have received no cash compensation for their services as such, except for reimbursement of reasonable expenses of attending meetings.

Other Compensation

         During 2000 each director of the Company received as compensation for his services as such options to purchase 2,500 shares granted under the Company's 2000 Incentive Stock Option Plan. Each such option is exercisable at a price of $10.188 per share, the market price of the Common Stock on the date of the grant, and expires on June 15, 2009.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee believes that offering its executive officers a compensation package consisting of a balanced combination of fixed, formula-based, long-term and discretionary components is the best way of ensuring that (a) executive compensation is appropriately linked to the creation of shareholder value, and (b) the Company will be able to attract, motivate and retain executives of outstanding abilities. Fixed compensation is paid through base salaries, which the Committee believes should be and are maintained at levels comparable to those generally paid to executives with similar responsibilities at similarly-sized companies. The other parts of total compensation are realized through the Company's bonus arrangements, its stock option plans and its Bickford's Division Phantom Stock Option Plan (the "Phantom Stock Option Plan"). The Committee also is of the view that its executives' compensation should be tied both directly and materially to the actual operating performance.

         During 1997, ELXSI and each of Messrs. Milley and Doolittle, with the approval of the full Board of Directors, entered into employment agreements that increased their annual salary to $150,000 and $95,000 (respectively) plus an additional 5% per year and secures their services through at least June 2005 (since extended to June 2007). In 2000, Mr. Milley's cash compensation was $180,947 and Mr. Doolittle's was $110,000. See "Executive Compensation - Employment Agreements" below. The Compensation Committee feels that this increased salary level and long-term commitment are justified. Mr. Milley continues to devote substantial time and efforts to the Cues operations, and his role is central to the overall success of that division and the Company. The Compensation Committee feels that Mr. Doolittle is also instrumental to the success of Cues and the Company. Mr. Doolittle's compensation is allocated $70,000 to Cues and $40,000 to ELXSI corporate headquarters. The Company pays management fees to Cadmus, a company controlled by Mr. Milley, pursuant to a written agreement approved by the Board of Directors of the Company. These fees are based on the achievement of certain minimum levels of operating income, which have been achieved, and the fees will be discontinued if operating targets cease to be met. See "Certain Transactions - Management Agreement" below.

         Messrs. Milley's and Doolittle's employment agreements allow for ELXSI to pay compensation over and above the amounts committed to thereunder. It is the present intention of the Compensation Committee to evaluate the compensation of these executive officers for their services as officers of the Company on an annual basis. Additional compensation may be awarded in the form of stock options, cash bonuses or other incentives. Any such payments would be at the discretion of the Board rather than through a formula-based plan.

         The 2000 compensation of Daniel E. Bloodwell, President of the Bickford's Division of ELXSI, consisted primarily of base salary and compensation related to the Phantom Stock Option Plan. The Committee believes that Mr. Bloodwell's compensation should be heavily weighted toward increasing shareholder value and, accordingly, a significant portion of his compensation is in the form of phantom stock options granted under the Phantom Stock Option Plan, described below.

         Through his participation in the Phantom Stock Option Plan, which was put into effect in connection with the Company's 1991 acquisition of Bickford's, Mr. Bloodwell has the opportunity to earn compensation equal to a specified maximum percentage of a certain measure of the value of this division (less an exercise price). The maximum percentage, 4.9%, was earned by Mr. Bloodwell because Bickford's achieved targeted levels of earnings before interest, taxes and depreciation during the two-year period from July 1, 1991 through June 30, 1993 and because Mr. Bloodwell remained with the Company through June 30, 1996. Mr. Bloodwell received 1.0% of the 4.9% maximum amount at the inception of the Phantom Stock Option Plan in 1991 in consideration of his payment of $40,833 (which is non-refundable and will be credited against any future exercise price payment), and he earned an additional 1.0% in each of 1992 and 1993 due to the achievement of the targeted results for applicable periods. The remaining 1.9% was earned by Mr. Bloodwell upon his remaining with the Company through June 30, 1996. The percentage earned by Mr. Bloodwell will be multiplied by the fair market value of Bickford's on the measure date less certain liabilities of or related to that division. The result of this calculation, less an exercise price, will represent the payment to be received by Mr. Bloodwell upon exercise on or after July 1, 2001. During and after the measurement period, Mr. Bloodwell will benefit from increases in the value of the Bickford's division, as this is the fundamental component used to determine the value of his phantom stock options.

                                           THE COMPENSATION COMMITTEE
                                           Alexander M. Milley
                                           Farrokh K. Kavarana
                                           Denis M. O'Donnell

EXECUTIVE COMPENSATION

         The following table summarizes the total compensation of the Chief Executive Officer of the Company and of the other executive officers of the Company who earned in excess of $100,000 for the year ended December 31, 2000.

                                                  SUMMARY COMPENSATION TABLE
                               -----------------------------------------------------------------
                                                                            LONG-TERM
                                      ANNUAL COMPENSATION                   COMPENSATION
                               -------------------------------      ----------------------------
                                                                    NO. OF
                                                                    SHARES OF
                               FISCAL                               COMMON
                               YEAR                                 STOCK            ALL OTHER
NAME AND                       ENDED                                UNDERLYING       COMPEN-
PRINCIPAL POSITION             DEC. 31     SALARY       BONUS       OPTIONS          SATION
------------------             -------    -------      -------      ----------       -----------
Alexander M. Milley            2000       $180,947          --         2,500               --
Chairman, President            1999        150,000          --         7,500               --
& Chief Executive Officer      1998        150,000          --         7,500               --

Daniel E. Bloodwell            2000       $140,000     $22,500           600         $      0(1)
Vice President of ELXSI,       1999        130,769      17,500         1,400           77,554(1)
President of Bickford's        1998        135,000      15,000         1,400          317,266(1)

David M. Doolittle             2000       $110,000          --            --               --
Chief Financial Officer,       1999        110,000          --            --               --
Treasurer & Secretary(2)

--------------------------
(1) Represents an estimate by the Company of the increase during the applicable year in the value of the Phantom Stock Options held at the end of such year. See "Phantom Stock Option Plan" below.
(2) Mr. Doolittle became an executive officer in 1999. Accordingly, his compensation for earlier years is not presented herein.

Phantom Stock Option Plan

         The following table sets forth information with respect to the Phantom Stock Option Plan (the Company's only long-term incentive plan) and the executive officers named in the table above.

                               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                     ---------------------------------------------------------------------
                      NUMBER OF                        ESTIMATED FUTURE PAYOUT UNDER
                     PHANTOM STOCK                       PHANTOM STOCK OPTION PLAN
                     OPTION RIGHTS   PAYOUT     ------------------------------------------
     NAME            ("PSOR'S")       DATE      THRESHOLD        TARGET          MAXIMUM
     ----            ----------       ----      ----------     ----------     ------------
     Alexander M.
     Milley                --           --            --             --                --

     David M.
     Doolittle             --           --            --             --                --

     Daniel E.
     Bloodwell             --           --           4.9            4.9               4.9

         The Phantom Stock Option Plan was implemented by the Company in 1991. Its only participants are Mr. Bloodwell and three other Bickford's employees. At the inception of this Plan, ELXSI granted to these individuals PSOR's (each representing one percentage point) for an initial investment ranging from $25,000 to $40,833 (in the case of Mr. Bloodwell). Each holder of a Phantom Stock Option is entitled to receive, upon exercise, a cash payment equal to (a) the product of (i) the sum of the appraised value of Bickford's at the time of exercise less (x) all then existing liabilities of the Company or ELXSI related to Bickford's, including any debt incurred to acquire Bickford's, debt incurred for Bickford's-related acquisitions and debt used for the working capital needs of Bickford's, and (ii) a percentage equal to the PSOR's then held by the holder, minus (b) an exercise price of approximately $74,000 per PSOR less such holder's initial investment. No PSOR may be exercised until the earliest to occur of (1) July 1, 2001, (2) the termination of the holder's employment, or
(3) the sale (if any) of the Bickford's division. All increases in value of the Phantom Stock Options are treated as compensation expense by the Company in the year in which the increase occurs.

         At December 31, 2000, Mr. Bloodwell held 4.9 PSOR's. He earned his final 0.9 PSOR's on June 30, 1996.

Common Stock Options

         The following table sets forth the number of shares of Common Stock subject to options granted by the Company during 2000 to each executive officer named in the table above, and certain other relevant information.


                                               OPTION GRANTS IN THE LAST FISCAL YEAR
                              ------------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                              NO. OF       PERCENT OF                                   VALUE AT ASSUMED
                             SHARES OF       TOTAL                                    ANNUAL RATES OF STOCK
                           COMMON STOCK     OPTIONS                                  PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO                                      OPTION TERM
                              OPTIONS      EMPLOYEES      EXERCISE      EXPIRATION   -----------------------
NAME                          GRANTED       IN 2000         PRICE          DATE            5%         10%
----                          -------       -------         -----          ----         -------     -------
Alexander M. Milley             2,500(1)       7.1%        $11.06(2)       6/30/10      $17,389     $44,067

David M. Doolittle                 --           --             --               --           --          --

Daniel E. Bloodwell               600(1)       1.7%        $11.06(2)       6/30/10      $ 4,173     $10,576

------------------
(1) Options were granted on June 30, 2000. Mr. Milley's options became 100% exercisable on December 30, 2000. Mr. Bloodwell's options become 25% exercisable on June 30, 2001 and become exercisable as to an additional 25% on each June 30 from 2002 through 2004.
(2)      The market value of the Common Stock on the date of grant.

         The following table presents information as to the value of unexercised in-the-money options granted under the Company's incentive stock option plans and held at year-end by the executive officers named in the above table.

                                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                            -----------------------------------------------------------------------------------------
                                                                                             VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT FISCAL
                              SHARES                       AT FISCAL YEAR-END                   YEAR-END (1)
                             ACQUIRED       VALUE     ----------------------------     ------------------------------
NAME                        ON EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                        -----------    --------   -----------    -------------     -----------      -------------
Alexander M. Milley               --           --        215,000             0            $603,750        $      0

David M. Doolittle                --           --        108,500        19,000             314,625           1,000

Daniel E. Bloodwell               --           --          2,663         3,413               1,191           2,366

---------------------------
(1) Assumes a fair market value per share of Common Stock of $9.25, the December 31, 2000 closing price.

Employment Agreements

         In mid-1997, ELXSI and Mr. Milley entered into an Employment Agreement, dated as of June 30, 1997 (the "Milley Employment Agreement"), which, in the main: (i) provides for the employment of Mr. Milley as the Chairman of the Board, President and Chief Executive Officer of both the Company and ELXSI and as President and Chief Executive Officer of Cues, (ii) requires Mr. Milley to devote substantially his entire professional time, attention and energies (reasonable vacation, periods of illness and the like excepted) to the performance of all the duties, responsibilities and functions incident to those offices, and (iii) accordingly, places on Mr. Milley primary executive responsibility for each of the Company, ELXSI and Cues. Also in mid-1997, ELXSI and Mr. Doolittle entered into an Employment Agreement, dated as of June 30, 1997 (collectively with the Milley Employment Agreement, the "Employment Agreements"), pursuant to which he serves in various capacities with the Company, ELXSI and Cues, including Chief Financial Officer of the Company. Prior to the time that the Employment Agreements became effective, there was no formal employment or similar agreement between the Company or any of its subsidiaries and either Messrs. Milley or Doolittle (hereinafter, the "Executives"). The term of the Employment Agreements commenced on June 30, 1997, originally extended until June 30, 2005 (the "Initial Term") and can renewed or extended with the approval of the Board of Directors of the Company and the consent of the Executive parties, on such terms and conditions as they may agree. During 1999, ELXSI, with the approval of the Board of Directors of the Company, agreed to extend the Initial Term of the Employment Agreements by two years, until June 30, 2007.

         Pursuant to the Employment Agreements, the Executives' respective base salary compensation was increased to (i) $150,000 per annum in the case of Mr. Milley and $95,000 per annum in the case of Mr. Doolittle plus (ii) an additional, cumulative 5% increase that becomes effective on each subsequent June 30 during its term. The Employment Agreements also entitle the Executives:
(a) to participate in such stock option, profit sharing and bonus plans as are made available to other senior executives of ELXSI, (b) to be covered (together with their spouses and minor children) by any and all group health, dental, life insurance and disability plans made available to senior executives of ELXSI, the Company or any of its subsidiaries or divisions generally, (c) to the use of a suitable executive company car, (d) to take four weeks of paid vacation during each year, and (e) to reimbursement for reasonable travel, lodging, entertainment, professional promotion and other appropriate business expenses incurred in the course of their duties on behalf of ELXSI, the Company or any of its subsidiaries or divisions. The Employment Agreements do not limit or restrict the right or ability of ELXSI (acting with the authorization of the Board of Directors of the Company or the Compensation Committee thereof) to grant or award other or additional compensation to the Executives, in whatever form at any time, or to limit or restrict the right or ability of ELXSI to prospectively or conditionally grant or award any such other or additional compensation.

         The Employment Agreements also provide that if an Executive's employment is terminated at any time for any reason (including by reason of a failure to renew or extend prior to the expiration of the Initial Term), then prior to (and as a condition to) such termination, ELXSI must pay to the Executive a lump-sum amount equal to: (i) the amount of base salary compensation that would have been (but for such termination) paid over the one-year period commencing with the effective date of such termination, plus (ii) if such termination is to take effect prior to the expiration of the Initial Term, the amount of base salary compensation that would have been (but for such termination) paid over the remaining Initial Term, less (iii) a present value discount calculated at an annual rate of 6% and taking into account the timing of the base salary payments that would have been made to the Executive during the remaining term of the Employment Agreement (and, in the case of the foregoing clause (i), during the one-year period commencing with the effective date of the termination) assuming (for this purpose) that the employment of the Executive under the applicable Employment Agreement had not been terminated.

         Also in the event that either Executive's employment under his Employment Agreement is terminated at any time for any reason, he (if he is alive) and his spouse and minor children shall continue, for the period of time from and after the effective date of such termination until the date specified hereinbelow, to be covered, at ELXSI's expense, by any and all insurance plans made available to senior executives of the ELXSI, the Company or any of its subsidiaries or divisions generally. Such period of time shall end: (i) in the case of a termination on or after the expiration of the Initial Term, on the earlier to occur of (x) the first anniversary of such termination and (y) the date that the Executive shall have obtained other employment with insurance benefits equivalent to (or in excess of) those provided for under this Employment Agreement; and (ii) in the case of a termination prior to the expiration of the Initial Term, on the earlier to occur of (x) the June 30, 2008 and (y) the date that the Executive shall have obtained other employment with such equivalent (or excess) insurance benefits.

         Under the Employment Agreements, the Executives agreed that during the term thereof and for a period of one year thereafter he will not engage in, or be employed or retained by or have certain other proscribed connections with, any business or enterprise that competes with any business or enterprise being pursued by the Company or any subsidiary or division thereof; provided that the foregoing will not apply to an Executive whose employment is terminated by him with good legal reason, by ELXSI without good legal cause or due to the expiration of his Employment Agreement term. The Employment Agreements also contain provisions prohibiting the disclosure or use by the Executives of non-public information confidential and/or proprietary to the Company or any of its subsidiaries or divisions.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of March 30, 2001, the Company had outstanding 4,028,151 shares of Common Stock. The following table sets forth certain information regarding the ownership of the Company's Common Stock by all those persons and entities known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock, based upon information furnished by the respective beneficial owners.

                                                                 COMMON STOCK OF THE
                                                             COMPANY BENEFICIALLY OWNED
                                                               AS OF MARCH 30, 2001(1)
                                                           ------------------------------
                                                          NUMBER OF              PERCENT
                  NAME                                     SHARES                OF CLASS
                  ----                                     ------                --------
                  Alexander M. Milley
                  3600 Rio Vista Avenue, Suite A
                  Orlando, Florida  32805                 2,299,014(2)             52.7%

                  Peter R. Kellogg
                  Spear, Leeds & Kellogg
                  120 Broadway
                  New York, New York  10271                 788,000(3)             19.6%

                  Aggel Enterprises, Ltd.
                  11 Duddell Street
                  12th Floor
                  Hong Kong                                 325,940(4)              8.1%

                  Fidelity Management & Research
                  Company/FMR Corp.
                  82 Devonshire Street
                  Boston, Massachusetts  02109              232,700(5)              5.8%

---------------------------
(1) Except as otherwise indicated the persons and entities named in this table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them. Numbers and percents are calculated in accordance with Rule 13d-3.

(2) Consists entirely of: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C. ("EKLLC"), of which Mr. Milley is the sole manager, the President and a member; (ii) 246,505 shares held by Cadmus, of which Mr. Milley is the Chairman, President and an indirect controlling shareholder; (iii) 590,200 shares held by ELX Limited Partnership ("ELXLP"), of which Mr. Milley is the sole general partner; (iv) 228,200 shares held by Azimuth, of which Mr. Milley is the Chairman, President and a controlling stockholder; (v) 788,000 shares held by Peter R. Kellogg or other "Kellogg Persons" party to the Kellogg Standstill Agreement (see "Certain Transactions - Rights Agreement Amendment; Kellogg Standstill Agreement" below), over which Mr. Milley has sole voting power but no dispositive power; (vi) 215,000 shares issuable upon exercise of stock options granted by the Company, which are exercisable currently. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are deemed not to be beneficially owned by Mr. Milley. EKLLC's, Cadmus's, ELXLP's and Azimuth's shares each constitute approximately 5.6%, 6.1%, 14.7% and 5.7%, respectively, of the outstanding Common Stock. MMI, of which Mr. Milley is President, sole director and majority stockholder, is a controlling stockholder of Cadmus and so may be deemed to share the voting and dispositive power with respect to shares of Common Stock held by Cadmus; consequently, MMI may be deemed to beneficially own 246,505 shares, or approximately 6.1%, of the outstanding Common Stock. The address of each of EKLLC, Cadmus, ELXLP, Azimuth and MMI is the same as that indicated above for Mr. Milley.

(3) Includes: (i) 125,000 shares held by Cynthia Kellogg, Mr. Kellogg's wife; (ii) 310,500 shares held by I.A.T. Reinsurance Syndicate Ltd. ("IAT"), of which Mr. Kellogg is the sole holder of voting stock, and subsidiaries of IAT; (iii) 200,000 shares held by the Peter R. Kellogg & Cynthia Kellogg Foundation (the "Kellogg Foundation"), of which Mr. Kellogg is a trustee; and (iv) 50,000 shares held by the NOM Trust U/W/O James C. Kellogg III (the "Kellogg Trust"), of which Mr. Kellogg is a trustee. Mr. Kellogg: (a) has shared dispositive power with respect to all of the foregoing shares, and (b) disclaims beneficial ownership of all of the foregoing shares. Mr. Kellogg, Mrs. Kellogg, IAT and its subsidiaries holding Common Stock, the Kellogg Foundation and the Kellogg Trust are the current "Kellogg Persons" party to the Kellogg Standstill Agreement and, pursuant thereto, have granted to Mr. Milley an irrevocable right to vote the shares of Common Stock held by them. See "Certain Transactions - Rights Agreement Amendment; Kellogg Standstill Agreement."

(4) Includes 69,784 shares owned of record or beneficially by other entities under common control with Aggel Enterprises, Ltd. Mr. Kavarana, a director of the Company, is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. Mr. Kavarana disclaims beneficial ownership of all shares beneficially owned by Aggel Enterprises, Inc.

(5) Shares reported herein as held by Fidelity Management & Research Company ("Fidelity")/FMR Corp. are owned by the Fidelity Low Priced Stock Fund (the "Fund"), of which Fidelity, a wholly-owned subsidiary of FMR Corp., is investment advisor. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity) and the Fund have sole dispositive power with respect to these shares; the Fund, acting under the guidelines established by its Board of Trustees, has sole voting power with respect to these shares.

CERTAIN TRANSACTIONS

Management Agreement

         In connection with its 1989 restructuring, the Company entered into a Management Agreement, dated September 25, 1989 (as amended, the "Management

Agreement"), with Winchester National, Inc. ("Winchester"), a private investment and management consulting firm owned by Mr. Milley. In July 1991 the Company transferred its rights and duties under the Management Agreement to ELXSI, its wholly-owned subsidiary, and Winchester transferred its rights and duties under the Management Agreement to MMI, of which Mr. Milley is the President and the sole director and of which Mr. Milley and The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, are the only stockholders. The Management Agreement initially was scheduled to expire on September 30 1992; in that year MMI and ELXSI agreed to an extension of its term (i) through September 30, 1995 (the "Initial Term") and (ii) thereafter, until terminated by either party with the approval of a majority of its Board of Directors on not less than 90 days prior written notice to the other party. Effective January 1, 1994, MMI transferred its rights and obligations under the Management Agreement to Cadmus. Under an amendment entered into by ELXSI and Cadmus in 1997 (the "1997 Amendment") the date for the earliest expiration of the Initial Term was extended from September 30, 1995 to June 30, 2005, and under another amendment agreed to by ELXSI and Cadmus in 1998 the date for the earliest expiration of the Initial Term was further extended to June 30, 2007.

         The terms of the Management Agreement provide for ELXSI to be provided with advice and services with respect to ELXSI's business and financial management and long-range planning, including: (i) furnishing the services of certain executive officers and other employees of Cadmus; (ii) advising and assisting in connection with financing arrangements; (iii) assisting management in preparing and submitting to the Board of Directors analyses of the business and operations of ELXSI; (iv) assisting management in the preparation of financial and operating records; and (v) assisting in the retention of other persons, firms and corporations to render professional and technical services to ELXSI. Specific examples of services historically rendered to under the Management Agreement include: (a) ongoing evaluation of division management; (b) preparing and reviewing division operating budgets and plans; (c) evaluating new restaurant locations and menu changes; (d) identifying, and assisting in the divestiture of, under-performing assets; (e) evaluating financing options and negotiating with lenders; (f) assisting in the compliance with securities laws and other public reporting requirements; (g) communicating with stockholders;
(h) negotiating and arranging insurance programs; (i) monitoring tax compliance;
(j) evaluating capital spending; (k) cash management services; (l) preparing market research; (m) developing and improving management reporting systems; and
(n) identifying and evaluating acquisition candidates and investment opportunities. In addition, Cadmus provides the Company with general administrative services, for which it did not charge the Company for 2000.

         Under the Management Agreement, the management services provider became entitled to receive, in addition to reimbursement for reasonable expenses, fee compensation commencing upon ELXSI's having first achieved operating income (as defined) of $1,250,000 for a fiscal quarter. Those fees may be discontinued following any fiscal year in which such operating income is less than $4,000,000, but shall be reinstated following the first fiscal quarter thereafter in which ELXSI again attains quarterly operating income of at least $1,250,000. Under these terms, the Management Agreement counterparty (Winchester, MMI or Cadmus) has been receiving Management Agreement fees continuously since October 1991.

         Prior to the 1997 Amendment, the fee compensation payable by ELXSI under the Management Agreement was $500,000 per annum. Pursuant to the 1997 Amendment, this compensation was increased, effective April 1, 1997, to (i) $600,000 per annum plus (ii) an additional, cumulative 5% increase that becomes effective on each April 1 during its term. Cadmus may request an increase in such fee or escalator, but any such increase must be approved by a majority of the independent directors of the Company. Management Agreement fees paid to Cadmus for the year 2000 were $690,000.

         The Management Agreement provides that if Cadmus's services under the Management Agreement are terminated at any time for any reason (including by reason of a failure to renew or extend prior to the expiration of the Initial
Term), then prior to (and as a condition to) such termination, ELXSI must pay to Cadmus a lump-sum amount equal to: (i) the amount of fees that would have been (but for such termination) paid over the one-year period commencing with the effective date of such termination, plus (ii) if such termination is to take effect prior to the expiration of the Initial Term, the amount of fees that would have been (but for such termination) paid over the remaining Initial Term, less (iii) a present value discount calculated at an annual rate of 6% and taking into account the timing of the fee payments that would have been made to Cadmus during the remaining Initial Term (and, in the case of the foregoing clause (i), during the one-year period commencing with the effective date of the termination) assuming (for this purpose) that the services of Cadmus under the Management Agreement had not been terminated. For purposes of the foregoing, ELXSI's operating income for all relevant periods will be deemed to be in excess of $4,000,000 if operating income for the full fiscal year most recently completed prior to the relevant termination was equal to or in excess of such amount.

         Each of Messrs. Milley, Shaw and Doolittle is an officer and/or director of Cadmus; Messrs. Shaw and Lynch are shareholders of Cadmus; and through MMI (a direct Cadmus stockholder) Mr. Milley is the controlling shareholder of Cadmus. See "Directors and Executive Officers of the Company."

Loans to Cadmus, ELXLP and Azimuth

         On June 30, 1997, ELXSI loaned to Cadmus $2,000,000 to finance its purchase from Bank of America National Trust and Savings Association (then named Bank of America Illinois) ("BofA"), ELXSI's lending bank, 6,517 shares of Series AAA preferred stock of Azimuth that it had issued in December 1996 under a Recapitalization Agreement to which Azimuth, its subsidiaries, BofA and ELXSI were parties. This loan originally matured on the second anniversary of its origination (i.e., June 30, 1999), was extended in 1999 by two years, requires quarterly payments of interest at a rate of 15% per annum and is secured by a pledge of the shares of Azimuth Series AAA preferred stock financed thereby. The funds for ELXSI's loan to Cadmus were provided by BofA, under ELXSI's credit agreement. Each of Messrs. Milley, Shaw and Doolittle is an officer, director and stockholder of Azimuth and an officer and/or director of Cadmus; Mr. Milley is an indirect controlling stockholder of Azimuth.

         In December 1994, the Company made a three-year loan of $1,155,625 to ELX Limited Partnership ("ELXLP"), of which Mr. Milley is the sole general partner and Messrs. Lynch, Shaw and Doolittle are limited partners, to finance ELXLP's exercise of an option to purchase 369,800 shares of Common Stock from The Airlie Group, L.P. In December 1996, the Company made another three-year loan to ELXLP, of $909,150, utilized by it to exercise an option to purchase 110,200 shares of Common Stock held by BankAmerica Capital Corporation ("BACC"), an affiliate of BofA, and to purchase from BACC an additional 110,200 shares of Common Stock. Funding for these loans were obtained by the Company through ELXSI's credit agreement with BofA. Both Company loans to ELX require no principal or interest payments until their respective maturity dates and bear interest at a rate equal to the Company's cost of funds (under ELXSI's BofA credit agreement) plus 0.5%. In December 1997, the Company agreed to a three-year extension of its 1994 loan to ELXLP, and ELXLP paid in full all interest accrued on such loan through the original maturity date, totaling approximately $330,000. In December 1999, the Company agreed to a three-year extension of its 1996 loan to ELXLP and to the capitalization of the interest then accrued thereon. Consequently, this loan now has a $1,150,959 principal balance and matures in December 2002. In December 2000, the Company agreed to a further three-year extension of its 1994 loan to ELXLP and to the capitalization of the interest then accrued thereon. Consequently, this loan now has a $1,472,074 principal balance and matures in December 2003.

         In March 1998, an individual stockholder of the Company sold to the Company and Azimuth 90,000 and 10,000 shares, respectively, of Common Stock at a price of $13.50 per share. The funds for these purchases were obtained by the Company through ELXSI's credit agreement with BofA. The Company loaned to Azimuth the amount required to complete its 10,000-share purchase, or $135,000. This loan will mature on the third anniversary of its origination (i.e., in March 2001), with no principal or interest payments being required to be earlier made, and bears interest at a rate equal to the Company's cost of funds (under ELXSI's BofA credit agreement) plus 0.5%. In March 2000, Azimuth repaid the entire principal of and accrued interest under this loan, totaling $139,200.

         At various times during 2000 ELXSI made loan advances to Cadmus, of which approximately $6,732,000 and $6,913,000 (principal and accrued interest) were outstanding as of December 31, 2000 and March 31, 2001, respectively. The funds for these advances were provided by BofA, under ELXSI's credit agreement. These advances to Cadmus bear interest at a rate of prime plus 2% and are secured by a portfolio of equity securities owned by Cadmus and purchased with the proceeds thereof. Repayment is also guaranteed by Mr. Milley.

Warrants Extension

         The Company has outstanding 200,500 Series A Warrants to Purchase Common Stock ("Series A Warrants") and 68,762 Series C Warrants to Purchase Common Stock (the "Series C Warrants"). Fifty Thousand (50,000) Series A Warrants and all of the Series C Warrants are held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member. The remaining 150,500 Series A Warrants are held by the Milley Trust. See "-Management Agreement". Under their original terms, the Series A Warrants were exercisable at $3.125 per shares and expired on September 30, 1996, and the Series C Warrants were exercisable at $4.36 per share and expired on January 31, 1997. In 1996, the Company and the holders of the Series A Warrants and Series C Warrants agreed to, and in March 1997 the Company's Board of Directors approved, a two-year extension of the expiration dates of the Series A Warrants and Series C Warrants, in consideration of which the holders thereof agreed to an increase in their exercise prices to $3.75 and $5.23, respectively. In 1998, the Company and the holders of the Series A Warrants and Series C Warrants agreed to, and the Company's Board of Directors approved, an additional two-year extension of the expiration dates of the Series A Warrants and Series C Warrants, in consideration of which the holders thereof agreed to an increase in their exercise prices to $4.50 and $6.278, respectively. In 2000, the Company and the holders of the Series A Warrants and Series C Warrants agreed to, and in March 2001 the Company's Board of Directors approved, a further two-year extension of the expiration dates of the Series A Warrants and Series C Warrants, in consideration of which the holders thereof agreed to an increase in their exercise prices to $5.40 and $7.534, respectively. The Series A Warrants currently expire on September 30, 2002, and the Series C Warrants currently expire on January 31, 2003.

Rights Agreement Amendment; Kellogg Standstill Agreement

         In 1997, the Company entered into a Rights Agreement, dated as of June 4, 1997 (as amended, the "Rights Agreement"), with Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), pursuant to which (among other things) the Board of Directors of the Company declared a dividend of one Common Stock Purchase Right (each, a "Right") for each share of Common Stock outstanding at the opening of business on June 16, 1997. All shares of Common Stock issued on or after such date also have or will have one attached Right. Generally speaking, each Right will detach from the Common Stock, and become exercisable at $25.00 for shares of Common Stock having twice that value, ten business days after (a) the public announcement that any person, entity or "group", together with the respective affiliates and associates thereof, has become the beneficial owner of 15% or more of the outstanding Common Stock (such a person, entity or group, an "Acquiring Person"), or (b) the commencement of a tender or exchange offer that would result in any person, entity or "group" beneficially owning 15% or more of the outstanding Common Stock (as such terms are defined, and determinations made, under applicable Commission rules); provided that the percentage applicable to Mr. Milley and other "Milley Group Members" (as defined in the Rights Agreement, and which includes Azimuth, Cadmus, Eliot Kirkland L.L.C., ELXLP and MMI) is 35%.

         In January 1999, after Peter R. Kellogg disclosed to the Company that he and certain related persons and entities, in the aggregate, owned in excess of 650,000 shares of Common Stock, they commenced negotiations that culminated in the entering into by: (a) the Company and the Rights Agent of a Rights Agreement Amendment, dated as of March 16, 1999 (the "Rights Agreement Amendment"), and (b) the Company, Alexander M. Milley, Mr. Kellogg and such related persons and entities (who are identified in footnote 3 to the "Security Ownership of Certain Beneficial Owners" table hereinabove) (collectively with Mr. Kellogg, the "Kellogg Persons"), of a Standstill Agreement, dated as of March 16, 1999 (the "Kellogg Standstill Agreement").

         The most significant amendments to the Rights Agreement effected under the Rights Agreement Amendment were certain modifications to the definition of "Acquiring Person" that, in essence: (a) permit "Kellogg Group Members" (as defined in the Rights Agreement Amendment, and which includes all the present Kellogg Persons), under certain circumstances and subject to certain limitations, to beneficially own in excess of 15% of the outstanding Common Stock without becoming "Acquiring Persons" under the Rights Agreement (the "Kellogg Rights Agreement Amendments"), and (b) exclude from the determination of the Milley Group Members' beneficial ownership of Common Stock shares beneficially owned by Kellogg Group Members or by other Peter R. Kellogg-related persons and entities that are within the definition therein of "Kellogg Related Persons" that may, under applicable Commission rules, be deemed to be beneficially owned by Mr. Milley by virtue of the Kellogg-to-Milley Proxy granted pursuant to the Kellogg Standstill Agreement and described hereinbelow. The limited in-excess-of-15% permission granted to Kellogg Group Members under the Rights Agreement Amendment is embodied in the definition therein of "Kellogg Group Member Limit", which is the greater of: (i) 1,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, etc.) less the number of shares of Common Stock beneficially owned by all Kellogg Related Persons and all of their respective affiliates and associates, and (ii) 15% of the outstanding Common Stock; provided that if at any time it is established that any Kellogg Group Member or any affiliate or associate of any Kellogg Group Member who is a beneficial owner of Common Stock acquired those securities with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, then the foregoing clause (i) will no longer be effective and the "Kellogg Group Member Limit" will be 15% of the outstanding Common Stock. Under the Kellogg Standstill Agreement, the Kellogg Persons have represented and warranted that their shares of Common Stock were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect.

         The determination by the Board of Directors of the Company to implement the Kellogg Rights Agreement Amendments was based upon, in part, the representations, warranties, covenants and agreements of the Kellogg Persons under the Kellogg Standstill Agreement. Consistent therewith, the Rights Agreement Amendment provides that in the event that at any time any Kellogg Person is in breach of or default under the Kellogg Standstill Agreement, the effectiveness of the Kellogg Rights Agreement Amendments may, at the election of the Company, be suspended or terminated. Under the Kellogg Standstill Agreement, the Company has agreed that, for so long as there is not any breach of or default under the Kellogg Standstill Agreement on the part of any Kellogg Person, it will not suspend or terminate any of the Kellogg Rights Agreement Amendments, terminate the Rights Agreement Amendment or take any other action having the purpose or effect of modifying or altering the Kellogg Rights Agreement Amendments.

         Under the Kellogg Standstill Agreement, the Kellogg Persons have agreed that if after the date thereof any Kellogg Group Member or any affiliate or associate thereof who (in each case) is not already a "Kellogg Person" party thereto purchases or otherwise acquires any shares of Common Stock or other voting securities of the Company ("Other Voting Securities"), that person or entity will promptly thereafter take the actions specified therein to become a "Kellogg Person" party to the Kellogg Standstill Agreement.

         Pursuant to the Kellogg Standstill Agreement, each Kellogg Person has irrevocably constituted and appointed Mr. Milley the attorney-in-fact and proxy of such Kellogg Person, with full power of substitution, to vote all shares of Common Stock and Other Voting Securities which such Kellogg Person is entitled to vote at any annual or special meeting of the stockholders of the Company, and to express consent or dissent to any corporate action in writing without a meeting of the stockholders of the Company, in such manner as Mr. Milley or his substitute may determine (the "Kellogg-to-Milley Proxy"). The Kellogg-to-Milley
Proxy: (a) is stated to be coupled with an interest and irrevocable; (b) covers any and all shares of Common Stock and Other Voting Securities owned by any Kellogg Person, whenever acquired; and (c) will remain in effect for so long any Rights are outstanding under the Rights Agreement. No Kellogg Person may grant any proxy or power of attorney to any person or entity which conflicts with the Kellogg-to-Milley Proxy.

         Under the Kellogg Standstill Agreement, the Kellogg Persons have granted to Mr. Milley certain rights of first refusal over any shares of Common Stock or Other Voting Securities owned by them that they may determine to sell or otherwise dispose of, subject to certain exceptions. Mr. Milley has the right to designate a different person or entity to effect the purchase of any such shares or Other Voting Securities as to which such rights may be exercised.

         Under the Kellogg Standstill Agreement, each Kellogg Person has agreed that, unless and to the extent otherwise consented to in writing by the Company, such Kellogg Person will not: (a) solicit proxies with respect to any Common Stock or Other Voting Securities, actively oppose any action approved by a majority of the Continuing Directors (as defined in the Rights Agreement) of the Company, or become a "participant" in any "election contest" relating to the election of directors of the Company; (b) propose, make or initiate, or solicit stockholders of the Company for the approval of, one or more stockholder proposals; (c) propose, or make, initiate or solicit any proposals from, or provide any information or participate in any discussions or negotiations with, or otherwise cooperate in any way with or assist, any person or entity concerning any merger, consolidation, other business combination, tender or exchange offer, recapitalization, liquidation or dissolution or any purchase or other acquisition or sale or other disposition of assets (other than in the ordinary course of business) or shares of capital stock of the Company or any of its subsidiaries or divisions or any similar transaction involving the Company or any subsidiary or division of the Company or any subsidiary; (d) take any other action for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect; (e) form, join or in any way participate in any "group" with respect to any securities of the Company (except a group consisting entirely of Kellogg Group Members, Kellogg Related Persons, Milley Group Members and/or their respective affiliates or associates); or (f) induce, attempt to induce, encourage or solicit, or cooperate with, any other person or entity to do any of the foregoing.

         Under the Kellogg Standstill Agreement, if after the date thereof any Kellogg Related Person or any affiliate or associate thereof acquires any additional shares of Common Stock or Other Voting Securities, that person or entity must promptly thereafter take the actions specified therein in order to make applicable to such shares the Kellogg-to-Milley Proxy, the above-described rights of first refusal and the covenants and agreements described in the immediately preceding paragraph hereof.

         Under the Kellogg Standstill Agreement, Peter R. Kellogg indemnifies the Company, Mr. Milley, the other Milley Group Members and their respective officers, directors, employees, agents, professional advisors and controlling persons, for the period of time specified therein, from and against any and all Losses (as defined therein) incurred or suffered by any of them as a result of or arising out of or in connection with the Rights Agreement Amendment and/or Kellogg Standstill Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Throughout 2000, the Company's Compensation Committee was comprised of Messrs. Milley, Kavarana and O'Donnell. Throughout 2000, Mr. Milley also served as Chairman, President and Chief Executive Officer of the Company and ELXSI and as President and Chief Executive Officer of its Cues division. Throughout 2000, Messrs. Doolittle, Milley and Shaw served as directors and/or executive officers of Azimuth. Messrs. Milley, O'Donnell and Shaw were directors of Ampersand throughout 2000. Messrs. Milley, Shaw and Doolittle were directors and/or executive officers of Cadmus throughout 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         In April 2000, Mr. Milley filed with the Commission a Statement of Changes in Beneficial Ownership on Form 4 ("Form 4"), as required under rules promulgated under Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This filing disclosed, for the first time for purposes of Section 16(a), the June 2000 grant to him by the Company of options to purchase 2,500 shares of Common Stock under the Company's 2000 Incentive Stock Option Plan and his December 1999 transfer to Cadmus of 25,000 shares of Common Stock previously held by him directly. The foregoing transactions should have been reported on a Form 4 filed with the Commission by the tenth day of the month following their respective consummation dates.

STOCK PERFORMANCE GRAPH

         Presented below is a stock performance graph which shows a comparison of the performance of the Company's Common Stock over the five-year period from December 31, 1995 through December 31, 2000 versus The Nasdaq Stock Market ("Nasdaq") Index and the Nasdaq Non-Financial Stocks Index. The Nasdaq Non-Financial Stocks Index was chosen as an appropriate industry index because the Company operates in two distinct business segments: restaurants and equipment manufacturing and servicing. Thus, a broad definition of industry such as "Non-Financial" was deemed appropriate by the Company and has been used for this Proxy Statement section since 1993. The closing price of the Common Stock on December 31, 2000 was $9.25.



                               [GRAPHIC OMITTED]



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                          12/31/95    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
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
Nasdaq Index                   100         123         151         213         395         238
----------------------------------------------------------------------------------------------
ELXSI Corporation              100         108         188         206         210         151
----------------------------------------------------------------------------------------------
Nasdaq Non-Financial           100         121         142         209         409         238
----------------------------------------------------------------------------------------------

                        PROPOSAL NO. 2 -- APPROVAL OF THE
               ELXSI CORPORATION 2001 INCENTIVE STOCK OPTION PLAN
                           (ITEM 2 ON THE PROXY CARD)

         The Board of Directors adopted the ELXSI Corporation 2001 Incentive Stock Option Plan (the "2001 Option Plan") on March 28, 2001. The purpose and terms of the 2001 Option Plan, which is reprinted at Annex B hereto, are described generally below, but that description is qualified in its entirety by reference to such Annex B hereto.

         The 2001 Option Plan, which if approved by the stockholders of the Company at the Annual Meeting of Stockholders will become effective on the date thereof, provides for the grant to selected directors, officers and executive, managerial and administrative employees of the Company or any of its subsidiaries ("Eligible Persons") of either incentive stock options (within the meaning of ss.422 of the Internal Revenue Code (the "Code")) or nonqualified options (intended not to qualify as incentive stock options) to purchase Common Stock of the Company. However, only employees within the meaning of Code ss.3401(c) are entitled to receive incentive stock options under the 2001 Option Plan. The 2001 Option Plan is to be administered by a committee appointed by the Board of Directors consisting of at least two directors of the Company (the "Committee"). In the absence of such appointment, the Compensation Committee of the Board of Directors will serve as the Committee; it is currently intended that the Compensation Committee will serve that function.

         As of the date of this Proxy Statement, there are approximately 28 Eligible Persons, three of whom are non-executive directors, two of whom are executive directors and two of whom are non-director executive officers of the Company or ELXSI. Because the number of shares that may be made subject to options under the 2001 Option Plan ("Options"), as well as the option price per share of Common Stock, depend on contingent and variable factors, it is not possible to estimate or otherwise determine the Options likely to be granted pursuant to the 2001 Option Plan. The market value of the Common Stock at the close of business on April 12, 2001 was $8.87 per share.

         The maximum number of shares of Common Stock that may be made subject to Options is 35,000 shares. Each Eligible Person who is selected by the Committee will be offered an Option to purchase a specified maximum number of shares of Common Stock of the Company at a specified price. The exercise price per share of an incentive stock Option may not be less than the fair market value per share of Common Stock as of the date of grant, and the exercise price per share of a nonqualified Option may not be less that 75% of such fair market value; in either case, however, the per share exercise price may not be less than the per share book value of the Common Stock. An Eligible Person to whom an Option is granted must execute an option agreement evidencing that Option in the form prescribed by the Committee no later than 30 days from the date the Option is granted or, if later, 10 days after the Eligible Person receives an option agreement evidencing the Option. All Options will be nontransferable except by will or the laws of descent and distribution.

         Except in the event of a nonqualified stock Option holder's death or disability (as described below), no Option may be exercised more than 10 years after its date of grant. An Option may contain terms making it exercisable in increments over a specified interval of time or in whole after the lapse of a specified period of time.

         An optionee may exercise an Option on any date that is more than six months after the date of grant to the extent the Option is exercisable on that date (but for not fewer than 25 shares, or the total number of shares exercisable, if less). The option price payable on exercise of an Option may be paid in cash, in shares or other securities of the Company, partly in each, or by a broker-assisted "cashless" exercise involving an immediate sale of a sufficient number of the shares being acquired to pay the Option exercise price.

         An outstanding Option that is wholly or partially unexercisable at a given time shall become immediately exercisable in full upon a change in control of the Company. A change in control is defined generally as (i) the sale of all or substantially all of the Company's assets, (ii) an election of new directors if a majority of the directors immediately thereafter consists of persons who were not nominated by management to stand for election, (iii) the sale in a single transaction of at least 50% of the outstanding Common Stock, consummation of a tender offer for more than 50% of the outstanding Common Stock, or the consummation of a merger or consolidation of the Company, if immediately after any such event a majority of directors consists of persons who were not directors immediately prior to the event. However, in the event of a merger or consolidation in which the Company does not survive, the Committee may negate the accelerated exercisability of Options, but only if the agreement of merger or consolidation requires that each optionee on that date receives the same merger consideration as he or she would have received as a stockholder of the Company had the exercisability of the Option been accelerated and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the option price in full, and satisfied all other conditions for the exercise of the Option.

         The 2001 Option Plan provides for adjustment in the maximum number of shares of Common Stock that may be granted thereunder and in the number of shares of Common Stock subject to outstanding Options in the event of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock. The Board of Directors may amend, suspend or terminate the 2001 Option Plan at any time, except that no such change in the 2001 Option Plan can adversely affect any Options outstanding on the date of such change without the optionee's consent. Furthermore, any such change that requires stockholder approval to comply with applicable provisions of the Code, applicable federal or state securities laws or Nasdaq or exchange listing requirements will not be effective if stockholder approval is not obtained as required. Unless sooner terminated, the 2001 Option Plan will terminate on March 27, 2011.

         For federal income tax purposes, the grant to an optionee of a nonqualified stock option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a nonqualified stock option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the nonqualified stock option. Upon the subsequent sale of the Common Stock received upon exercise of the nonqualified Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

         For federal income tax purposes, neither the grant nor the exercise of an incentive stock Option will constitute a taxable event to the optionee or to the Company, assuming the Option qualifies as an incentive stock Option under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the incentive stock Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

         The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

         The 2001 Option Plan is being submitted to the stockholders of the Company for approval in order to comply with certain Nasdaq rules applicable to the Company and in order to satisfy one of the Code's conditions to qualifying certain Options granted thereunder as incentive stock options. In the event that the 2001 Option Plan is not approved by stockholders, it will not be effective; however, the Board of Directors may consider readoption of the 2001 Option Plan or another similar plan.

         The Board of Directors recommends that stockholders vote FOR the approval of the 2001 Option Plan.


                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

         The Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP served in such capacity for more than ten years. The Company has been advised by PricewaterhouseCoopers LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

Audit Fees; Financial Information Systems Design and Implementation Fees; and All Other Fees

         During 2000, Pricewaterhouse Coopers LLP: (i) billed $108,500 for auditing the Company's financial statements for the year ended December 31, 2000 and reviewing the financial statements included in its Forms 10-Q for that year,
(ii) provided no financial information systems design and implementation services, and accordingly did not bill therefor, and (iii) billed $41,000 for all other services. The Audit Committee has determined that the provision of these other services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                    OTHER MATTERS; PROPOSALS OF STOCKHOLDERS

         The Company's Bylaws require that any business or proposals to be considered or voted upon at any meeting of stockholders, if not offered by the Board of Directors, on behalf of the Board of Directors by an authorized committee thereof or by the Chairman of the meeting, be offered by a stockholder of the Company entitled to vote thereon at such meeting, but only if written notice thereof, containing specified information, is delivered to the Secretary of the Company so as to be received not less than 30 nor more than 60 days prior to the meeting; provided, however, that: (a) if less than 35 days notice of the meeting is given to stockholders, such notice must be so delivered not later than the seventh day following the date on which such notice of the meeting was mailed; and (b) such notice is not be required with respect to any stockholder proposal that is included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act ("Rule 14a-8"). There is no stockholder proposal included in these proxy materials and the Secretary of the Company has not received notice in accordance with the foregoing of any other business or proposal (not disclosed in this Proxy Statement) to be considered or voted upon at the 2001 Annual Meeting of Stockholders. If any business, proposal or other matter not described in these proxy materials should be brought before such meeting for a vote, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their discretion.

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders and included in the Company's proxy materials therefor in accordance with Rule 14a-8 must be received at the Company's executive offices on or before December 17, 2001. Other stockholder business and proposals intended to be presented at such meeting must be received by the Secretary of the Company within the time-frames described in the immediately preceding paragraph.

                                             ELXSI CORPORATION

                                             By Alexander M. Milley
                                             Chairman of the Board,
                                             President & Chief Executive Officer


         IT IS IMPORTANT THAT PROXIES BE RETURNED OR OTHERWISE VOTED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY OR VOTE VIA THE INTERNET OR BY TELEPHONE.


         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder of the Company of record as of March 30, 2001 by writing to: ELXSI Corporation, 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, Attention: David M. Doolittle.


         The Company's stock transfer agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004; telephone: (212) 509-4000.

                                                                         ANNEX A

                                ELXSI CORPORATION
                             AUDIT COMMITTEE CHARTER

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

2.       Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors (if one should be hired) concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter (if one should be adopted), annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors (if applicable) significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.       Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors (if applicable) their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, internal auditors (if applicable) and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation; and

19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                                                                         ANNEX B

                                ELXSI CORPORATION
                        2001 INCENTIVE STOCK OPTION PLAN


         1. Purpose. The purpose of this Plan is to advance the interests of ELXSI Corporation by providing an opportunity to selected directors, officers and key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such directors, officers and key employees and also seeks to attract, retain, motivate and reward persons of superior ability, training and experience.

         2.       Definitions.

                  (1)      Board means the Board of Directors of the Company.

                  (2) Code means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

                  (3) Committee means the committee appointed by the Board responsible for administering the Plan or, in the absence of the such an appointment, the Compensation Committee of the Board.

                  (4) Common Stock means the common stock of the Company, par value $.001 per share.

                  (5) Company means ELXSI Corporation, a Delaware corporation.

                  (6) Director means each individual who is serving as a member of the Board as of the time of reference.

                  (7) Eligible Person means an individual who is serving in any one or more of the following capacities:
                           Director, director of a Subsidiary, officer of the Company, officer of any Subsidiary, or Key Employee.

                  (8) Employee means an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c).

                  (9) Incentive Option means a stock option granted to an Employee and intended to qualify as an "incentive stock option" within the meaning of Code Section 422 and designated as such.

                  (10) Key Employee means an executive, managerial or administrative Employee.

                  (11) Nonqualified Option means a stock option not intended to be an Incentive Option and designated as nonqualified, the federal income tax treatment of which is determined generally under Code Section 83.

                  (12) Option means either an Incentive Option or a Nonqualified Option granted pursuant to this Plan.

                  (13) Plan means this ELXSI Corporation 2001 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

                  (14) Securities Act means the Securities Act of 1933, as amended, and rules and regulations promulgated pursuant thereto, as amended from time to time.

                  (15) Subsidiary means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         3. Effective Date. This Plan was approved and adopted by the Board on March 28, 2001. The effective date of this Plan shall be May 16, 2001, the date of the annual meeting of stockholders of the Company, so long as this Plan is approved by the stockholders of the Company on said date.

         4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 35,000 shares, which number shall be adjusted in accordance with Section 9 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to this Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under this Plan.

         5. Administration. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of this Plan, (i) to determine the Eligible Persons to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock to be made subject to each Option, whether each Option is to be an Incentive Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering this Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

         6. Eligibility. Options may be granted to such Eligible Persons as the Committee selects.

         7. Terms and Conditions of Options. Options granted pursuant to this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine. If an Eligible Person to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within the later of (i) thirty days from the date of grant of the Option or (ii) ten days after the Eligible Person's receipt of an option agreement from the Company, the Option shall be void and of no further force or effect. Each option agreement evidencing an Option shall contain among its terms and conditions the following:

                  (1) Price. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value (or, in the case of Nonqualified Options, 75% of the fair market value) of the Common Stock on the day the Option is granted or, if greater, the book value of the Common Stock on that date. The fair market value of Common Stock shall be as determined by the Committee in its discretion in accordance with any applicable laws or rules.

                  (2) Number of Shares and Kind of Option. Each option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

                  (3) Terms of Exercise. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, and to Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 25 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option is granted, except to the extent permitted in the event of the death of the holder of a Nonqualified Option under Section 7(7).

                  (4) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company that the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company or Committee, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

                                    (i)     cash;

                                    (ii)    delivery and assignment to the
                                            Company of shares of Common Stock
                                            owned by the optionee;

                                    (iii)   delivery and assignment to the
                                            Company of other securities of the
                                            Company owned by the optionee;

                                    (iv)    delivery of a written exercise
                                            notice, including irrevocable
                                            instructions to the Company to
                                            deliver the stock certificates
                                            issuable upon exercise of the Option
                                            directly to a broker named in the
                                            notice that has agreed to
                                            participate in a "cashless" exercise
                                            on behalf of the optionee.

                                    (v)     a combination of (i), (ii) and
                                            (iii).

                           Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired as aforesaid, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or advisable to comply with the applicable requirements of The Nasdaq Stock Market ("Nasdaq") or any exchange on which the Common Stock is listed, or any federal or state securities laws.

                  (5) Withholding Taxes. The Company's obligation to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations, if any.

                  (6) Nontransferability of Option. No Option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

                  (7) Legends. Any restriction on transfer of shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

         8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

                  (1) Limitation on Number of Shares. The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

                  (2) 10% Stockholder. If any Employee to whom an Incentive Option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

                                    (i)     The Option price per share subject
                                            to such Incentive Option shall not
                                            be less than 110% of the fair market
                                            value of one share on the date of
                                            grant; and

                                    (ii)    The Incentive Option shall not have
                                            a term in excess of five (5) years
                                            from its date of grant.

         9. Adjustment for Changes in Capitalization. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to this Plan under Section 4 and, subject to Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of this Plan.

         10.      Change in Control, Merger, Etc.

                  (1) Change in Control. Upon the occurrence of any of the events listed below, all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan which are not otherwise exercisable in whole or in part shall become immediately exercisable in full, unless and to the extent otherwise determined by the Committee. The events are as follows:

                                    (i)     The sale by the Company of all or
                                            substantially all of its assets;

                                    (ii)    Any of the following events if,
                                            immediately following such event, a
                                            majority of the Directors consists
                                            of persons who were not Directors
                                            immediately prior to the date of
                                            such event:

                                            (a)      the sale of 50% or more of
                                                     the outstanding shares of
                                                     Common Stock of the Company
                                                     in a single transaction;
                                            (b)      the consummation of a
                                                     tender offer (by a party
                                                     other than the Company) for
                                                     more than 50% of the
                                                     outstanding shares of
                                                     Common Stock of the
                                                     Company; or
                                            (c)      subject to Section 10(2)
                                                     below, the consummation of
                                                     a merger or consolidation
                                                     involving the Company; or

                                    (iii)   An election of new Directors if
                                            immediately following such election
                                            a majority of the Directors consists
                                            of persons who were not nominated by
                                            management to stand for election as
                                            Directors in such election.

                  (2) Where Company Does Not Survive. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to
                           Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.

                  (3) Liquidation or Dissolution. The provisions of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of this Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

         11. Rights of Optionee. No Eligible Person shall have a right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of or to continue as an officer or director of, this Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the Option holder's employment or other relationship with the Company or any Subsidiary.

         12. Amendment and Termination of the Plan. Unless sooner terminated by the Board, this Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on March 27, 2011. The Board may at any time amend, suspend or terminate this Plan in its discretion without further action on the part of the stockholders of the Company, except that:

                  (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

                  (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company in order to comply with applicable provisions of the Code, applicable federal or state securities laws or Nasdaq or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

                                 PROXY BY MAIL               Please mark  [X]
                                                             your votes
                                                             like this

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECI-FIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                  WITHHOLD
                                            FOR   AUTHORITY                                                  FOR    AGAINST  ABSTAIN
1. Election of the following five                               2. Approval of the ELXSI Corporation 2001
   nominees as directors of the Company:    [ ]      [ ]           Incentive Stock Option Plan               [ ]      [ ]      [ ]

Nominees: 01 Farrokh K. Kavarana;                               3. Ratification of Appointment of
02 Kevin P. Lynch; 03 Alexander M. Milley;                         PricewaterhouseCoopers LLP as the
04 Denis M. O'Donnell; and 05 Robert C. Shaw                       Company's independent accountants for
                                                                   the fiscal year ending December 31, 2001  [ ]      [ ]      [ ]

FOR all nominees listed above except withhold authority to      4. In their discretion, the proxies are authorized to vote upon such
vote for the following nominee(s):                                 other matters as may properly come before the Meeting.

  ---------------------------------------------------------     The undersigned hereby revoke(s) all previous Proxies and
                                                                acknowledge(s) receipt of the Notice of Meeting dated April 16,
----------------------------------------------------            2001, the Proxy Statement attached thereto and the Annual Report of
 IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE             Form 10-K of the Company for the fiscal year ended December 31, 2000
              INSTRUCTIONS BELOW                                forwarded therewith.
----------------------------------------------------

----------------------------------------------  ================================

                                                         COMPANY NUMBER:

                                                          PROXY NUMBER:

                                                         ACCOUNT NUMBER:

----------------------------------------------  ================================

Signature                       Signature                      Date
         -----------------------         ----------------------     ------------

Please mark, sign and return this Proxy promptly using the enclosed envelope. This Proxy should be signed exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Persons signing as an attorney, executor, administrator, guardian, trustee, corporate officer or in any other fiduciary or representative capacity should give full title.
 ................................................................................
               ^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^


                ------------------------------------------------
  [GRAPHIC                VOTE BY TELEPHONE OR INTERNET             [GRAPHIC
   OMITTED]             QUICK * * * EASY * * * IMMEDIATE             OMITTED]
                ------------------------------------------------


                               ELXSI CORPORATION

[ ] You can now vote your shares electronically through the Internet or the telephone.
[ ] This eliminates the need to return the proxy card.
[ ] Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

SECURITY CODE

                               ELXSI Corporation
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 16, 2001

          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby constitute(s) and appoint(s) Alexander M. Milley and Robert C. Shaw, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of ELXSI Corporation (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of the Stockholders of the Company to be held in the private dining area of the Company's Bickford's Family Restaurant located at 325 Montvale Avenue, Woburn, Massachusetts 01801, on We d n e s d a y, May 16, 2001, at 9:00 a.m. (local time), and at any adjournment(s) thereof (the "Meeting"), on all matters that may come before such Meeting. Said proxies are instructed to vote on the matters described herein in the manner herein specified.


             (Please date and sign this Proxy on the reverse side)
 ................................................................................
                            ^ FOLD AND DETACH HERE ^



                   Continental Stock Transfer & Trust Company
                  is the transfer agent for ELXSI Corporation.

      Access to your ELXSI Corporation stockholder account information and other stockholder services are now available on the internet.

                            www.continentalstock.com
                            ------------------------

Through this new service, ELXSI Corporation stockholders can select a Personal Identification Number, or "PIN", to secure access to personal stockholders records. With a PIN, stockholders can change addresses, receive electronic forms, and view account transaction and dividend history.

To access this new service, visit the website listed above. From the home page, select "ContinentaLink Full Service". From there, you can either Test Drive the service (choose the "Test Drive" button) or you can Sign-Up (choose the "Sign-Up" button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your stockholder records the following day. If you need assistance with this process, please contact Continental at 1-800-509-5586.

A MESSAGE FROM THE PRESIDENT:

         ELXSI endured a very disappointing operating performance in the year ended December 31, 2000. This blemished a previous ten-year history of consistent sales growth. It also represented only the second time in our history where operating profits declined. While last year's results were disappointing, management is forecasting an improvement in sales and operating income and believes a return to historical growth rates can be achieved.

BICKFORD'S

         Overall, Bickford's sales were up 3.2% in 2000 as we opened five new restaurants during the year. Excluding the 16-restaurant Abdow's acquisition in 1995, this represented the largest number of new restaurants in a single year since ELXSI bought Bickford's in 1991. Negative customer counts plagued us in 2000 as comparable unit customers fell over 4% for the year, driven largely by new competition in many of our locations and poor weather comparisons during portions of the year. Our strategy to reverse the negative trend in customer counts includes continued focus on the Restaurant Division fundamentals of customer service and food preparation.

         Also in 2000, we completed our third and fourth expansions of existing restaurant facilities by adding 60-seat function rooms to our restaurants in Manchester, New Hampshire and Boston, Massachusetts. Sales are up significantly in both restaurants as a result of these expansions and we expect to complete another new function room in Framingham, Massachusetts in early 2001. These expansions, should allow Bickford's to generate more revenue from existing locations and, along with new locations, provide Bickford's an additional way to grow profits.

         During 2000, we were unable to renew expiring leases on favorable terms at two restaurants (West Springfield and Peabody, Massachusetts) and therefore elected to close those locations.

         On the cost side, we faced another year of a very tight labor market with rapidly rising labor rates as well as cost increases in employee benefits such as workers compensation and health insurance. Rather than surrender to increasing labor costs by cutting labor, we have chosen to maintain our staffing and service levels. We expect this to result in improved customer counts, and ultimately in profits.

         While we are off to a rough start in 2001 as a result of severe winter weather, our service levels and product are still strong and we believe that we are well positioned to achieve improved operating results.

CUES

         Cues had a very disappointing year in 2000 compared to the record results achieved in 1999. A number of reasons accounted for this, but the primary ones were a delayed release of new products coupled with an increased impact from various competitors' exclusionary specifications. Management's plan to increase sales volume in 2000 by adding additional sales and marketing staff did not come to fruition last year. As a result, increases in selling expenses related to expanding and upgrading our field sales and service areas proved untimely from a profit standpoint.

         Although management feels that market share remained stable, it believes a temporary softness existed in the market. This is not expected to be a factor in the longer term as the requirements for pipeline rehabilitation remain significant. The investments made in developing additional sales and service staff will benefit Cues's sales and operating results in 2001 and beyond as those individuals establish a presence in their territories and continue to climb the learning curve of product knowledge.

         Cues is also continuing its research and development efforts and is currently introducing new products that were budgeted for 2000. These include a mobile lateral inspections device, a mobile lateral reinstatement cutter and the next generation of DataCap(TM) software, all of which management feels will position Cues well for strong future sales and earnings growth. Pricing competition continues to be fierce and the greatest impact is where the customer is inexperienced in the operation and maintenance of such specialized equipment.

         During the first quarter of 2001, sales declined slightly from the corresponding period in the prior year; however, the Company had a significant backlog at March 31, 2001. As a result management anticipates that the results for 2001 will improve compared to 2000.

SFAS 109

         As was the case in previous years, ELXSI's 2000 results were affected by the accounting for tax-related items. During 2000, the Company recorded a consolidated tax benefit of $6,890,000, consisting of a current tax provision on pre-tax earnings, offset by a net tax benefit generated by an intercompany transfer of assets and net operating loss carryforwards.

         In December 2000, ELXSI transferred the assets of the Restaurant Division, in a taxable transaction, to a newly formed, wholly owned subsidiary. The transfer of the Restaurant Division was structured to put in place a more efficient corporate structure, which should allow the Company to more easily raise capital in the future and thereby reduce interest carrying charges, and potentially increase the overall valuation of the ELXSI assets. Because the newly formed subsidiary has an ultimate ownership structure identical to that of the Restaurant Division prior to the transfer and the transfer occurred between entities under common control, there is no impact on the consolidated financial statements other than the tax-related impacts discussed herein.

         For tax purposes, the gain on the transfer of these assets created a current state tax liability of $2,360,000 and a federal alternative minimum tax liability of $592,000, which are reflected in the current tax provision. For federal income tax purposes, the gain was offset with net operating loss carryforwards, creating a deferred tax benefit of $10,057,000. In accordance with SFAS 109, $12,417,000 has been reflected as a prepaid asset to reflect the federal and state tax impacts of the intercompany gains related to this transaction.

CONCLUSION

         Despite the poor operating performance of both businesses in 2000, management believes that the ongoing improvements and groundwork for new business have the potential to restore the trend of steady growth that our stockholders have been accustomed to in previous years.

                                                 Sincerely,

                                                 Alexander M. Milley
                                                 Chairman of the Board,
                                                 President & CEO
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